                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             Tice Technology, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

     1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

     5) Total fee paid:

        ----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: _____________________________________________
     2)  Form, Schedule or Registration Statement No.: _______________________
     3)  Filing Party: _______________________________________________________
     4)  Date Filed: _________________________________________________________

                             TICE TECHNOLOGY, INC.
                             KNOXVILLE, TENNESSEE


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 24, 1998

     The annual meeting of shareholders of Tice Technology, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Thursday, September 24, 1998, at the Fountain City Lions Club Hall, 5345 North Broadway, Knoxville, Tennessee, for the following purposes:

     1. To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

     2.  To approve the Company's 1998 Employee Stock Option Plan.

     3. To ratify the appointment of PricewaterhouseCoopers, LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999.

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on August 14, 1998 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

     A copy of the Company's Annual Report (including Form 10-K) is enclosed. A copy of the Company's quarterly report on Form 10-Q for the three month period ended June 30, 1998 is available without charge from the Company upon request or may be viewed at the World Wide Website of the Securities and Exchange Commission (http://www.sec.gov).

     DATED at Knoxville, Tennessee this 31/st/ day of August, 1998.

                      BY ORDER OF THE BOARD OF DIRECTORS


                      Karen A. Walton, Secretary

                             Tice Technology, Inc.
                           6711 Maynardville Highway
                          Knoxville, Tennessee  37918


                                PROXY STATEMENT

General
-------

     The enclosed proxy is solicited on behalf of Tice Technology, Inc., a Delaware Corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Shareholders to be held Thursday, September 24, 1998 at 10:00 a.m. (the "Meeting"), or at any postponements or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the Fountain City Lions Club Hall, 5345 North Broadway, Knoxville, Tennessee. The cost of the proxy solicitation will be borne by the Company.

     These proxy solicitation materials were first mailed on or about September 8, 1998 to all shareholders entitled to vote at the Meeting.

Voting Securities and Voting Rights
-----------------------------------

     Shareholders of record at the close of business on August 14, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 5,919,889 Common Shares of the Company, $0.01 par value per share (the "Common Shares") and 750,000 Class B Common Shares of the Company, $0.01 par value per share (the "Class B Common Shares").

     The presence, in person or by proxy, of the holders of one-third of the shares entitled to vote constitutes a quorum for the transaction of business at the Meeting. Each shareholder voting at the Meeting, either in person or by proxy, may cast one vote for each Common Share and Class B Common Share held on all matters to be voted on at the meeting. Assuming that a quorum is present, the holders of Class B Common Shares are entitled to elect 75% of the members of the Board of Directors of the Company. Holders of Common Shares are only entitled to elect 25% of the members of the Board of Directors of the Company. The two nominees who receive the greatest number of votes of holders of Common Shares will be designated the directors elected by the holders of Common Shares. If more than two nominees receive the same number of votes (which is also the greatest number), the holders of Common Shares present at the meeting, in person or by proxy, will vote on the designation of the two directors from among those nominees receiving the greatest number of votes from the holders of Common Shares. Except with respect to matters which require voting by class, shareholders of all classes will vote together on all matters properly brought before the shareholders. Assuming that a quorum is present, the affirmative vote of holders of a majority of the Common Shares and Class B Common Shares of the Company present in person or represented by proxy at the

Meeting and entitled to vote is required (i) to approve the Company's 1998 Employee Stock Option Plan (the "1998 Plan"); and (ii) for the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the year ending March 31, 1999.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies
-----------------

     If the accompanying proxy sheet is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the designated proxy holder in the accompanying proxy sheet will vote FOR the Board of Directors slate of nominees, FOR the Company's 1998 Employee Stock Option Plan, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the financial audit of fiscal year ending March 31, 1999.

Revocability of Proxies
-----------------------

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Share Ownership of Directors, Executives, and Certain Other Shareholders
------------------------------------------------------------------------

     The following table sets forth information with respect to ownership of issued and outstanding shares and warrants of the Company by management and 5% or greater shareholders as of June 30, 1998. Except as otherwise indicated, all owners have sole voting power and investment power over all shares listed.

                                                                      Total Number of   Percent
                                                                      Securities Owned     of
     Name and Address                      Title of Class               Beneficially     Class
     ----------------                      --------------             ----------------  --------
William A. Tice (1)                   Common Shares                          5,801,610       87%
7610 Breckenridge Ln.                 Class B Common Shares                    750,000      100%
Knoxville, TN                         Common Stock Purchase Warrants               -0-        0%


                                                                      Total Number of   Percent
                                                                      Securities Owned     of
         Name and Address                    Title of Class             Beneficially     Class
         ----------------                    --------------           ----------------  --------
Billie Joe Clayton (2)                Common Shares                             41,900        *%
817 Laurel Hill Road                  Class B Common Shares                        -0-        0%
Knoxville, TN                         Common Stock Purchase Warrants               -0-        0%
-----------------------------------------------------------------------------------------------
Karen Ann Walton (3)                  Common Shares                             10,837        *%
7633 Breckenridge Ln.                 Class B Common Shares                        -0-        0%
Knoxville, TN                         Common Stock Purchase Warrants               -0-        0%
-----------------------------------------------------------------------------------------------
P. Bradley Walker (4)                 Common Shares                                -0-        0%
Drawer 88, Walker Creek Rd.           Class B Common Shares                        -0-        0%
Walker, WV 26180-9948                 Common Stock Purchase Warrants            88,000      8.8%
-----------------------------------------------------------------------------------------------
Walker Group, The                     Common Shares                                -0-        0%
Drawer 88, Walker Creek Rd.           Class B Common Shares                        -0-        0%
Walker, WV 26180-9948                 Common Stock Purchase Warrants            52,000      5.2%
-----------------------------------------------------------------------------------------------
Monogenesis Corporation               Common Shares                             30,500        *%
Drawer 88, Walker Creek Rd.           Class B Common Shares                        -0-        0%
Walker, WV 26180-9948                 Common Stock Purchase Warrants           188,000     18.8%
-----------------------------------------------------------------------------------------------
Total number of shares owned by       Common Shares                          5,854,347     87.7%
 directors and named officers as a    Class B Common Shares                    750,000      100%
 group                                Common Stock Purchase Warrants               -0-        0%
-----------------------------------------------------------------------------------------------

*  Less than 1%

(1) Mr. Tice is President, Chairman of the Board and a director of the Company. The number of Common Shares listed for Mr. Tice includes 750,000 Common Shares which he would receive if he converted his Class B Common Shares.

(2) Mr. Clayton became a director of the Company in 1996. These are the Common Shares that Mr. Clayton received upon conversion of certain debt to equity.

(3) Ms. Walton is Vice President, Secretary/Treasurer and a director of the Company. The shares listed are composed of 5,537 shares which she received upon exercise of part of an employee stock option granted August 1, 1997. The balance, 5,300 shares, are shares which Ms. Walton is entitled to receive if she exercises the balance of the employee options granted to her to date. The terms and conditions of the options are the same as for other employees who hold options.

(4) The Warrants reflected for Mr. Walker include the Warrants held by The Walker Group, Inc.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

     The Company's bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. At a meeting of the Board of Directors held on August 13, 1998, the Board passed a resolution to reduce the number of directors from five to four. All directors are elected at each annual meeting of the Company's shareholders for a term of one year and hold office until their successors are elected and qualified.

     A board of four directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of the Company and have held positions on the Board for at least two years. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified.

     Information concerning the persons nominated for election as directors is set forth below.

Name                  Age  Position at Company
----                  ---  -------------------
William A. Tice        54  Director, President, Chief Executive Officer,
                           Chairman of the Board

Karen A. Walton        38  Director, Vice President,
                           Secretary/Treasurer,
                           Chief Financial Officer

Sarah Y. Sheppeard     43  Director

Billie Joe Clayton     62  Director


     Mr. Tice has been a director of Tice Technology, Inc. since its incorporation in June 1996. He currently serves as President, Chairman of the Board, and a Director of both Tice Technology and TES. He has held these positions with TES since 1972 when he purchased the business from his father. Mr. Tice received Associate Degrees in Accounting and Business Administration from Knoxville Business College in 1973. He has over 30 years experience in the sewing industry.

     Ms. Walton has been a director of Tice Technology, Inc. since its incorporation in June 1996. She currently serves as Vice President, Secretary/Treasurer, CFO, and a Director of both Tice Technology and TES. She has been Secretary and a director of TES since 1983, Treasurer from December 1983 to June 1986 and since July 1996 and an employee since 1978. She became General Manager and a Vice President of TES in 1988. Ms. Walton became a Licensed Public Accountant in 1989, but due to her employment with a single company has ceased maintaining the license. Ms.

Walton received Associates Degrees in Accounting and Computer Programming from Draughon's Junior College in Knoxville, Tennessee in 1986.

     Mrs. Sheppeard has been a director of Tice Technology, Inc. since its incorporation in June 1996 and a director of TES since 1995. She is currently a partner with the Knoxville law firm of Sheppeard & Swanson and has held such position since April 1994. Prior to forming her current firm, she was a partner with the Knoxville law firm of Sheppeard and Susano from 1989 to 1994. Prior to that, she was a sole practitioner since leaving Lockridge & Becker, P.C. in 1985. She received her J.D. from the University of Tennessee College of Law in 1979 and a B.S. also from the University of Tennessee in 1976.

     Mr. Clayton became a director of Tice Technology and TES in August 1996. Mr. Clayton is currently the chief executive officer of Clayton Motors, Inc. and affiliated companies and has held such position since 1961. He is also a director and Vice Chairman of the Board of Clayton Homes, Inc. since 1985. He is a Regional Director for First Tennessee Bank.

Certain Transactions
--------------------

     During the last three years, Mr. Tice has loaned the Company money on which debt he has received interest at a rate of 10% per annum (described in more detail in the Company's financial statements). For fiscal years ending March 31, 1998, 1997 and 1996 he received interest totaling $20,855, $7,322, and $11,628 respectively. In addition, the Company is paying premiums on a life insurance policy on Mr. Tice in a split dollar agreement with collateral assignment whereby the premiums are to be repaid upon receipt of the policy proceeds by the beneficiaries. Premiums paid by the Company totaled $17,178 and $46,228 in fiscal 1998 and 1997, respectively.

     Ms. Sheppeard is corporate counsel for the Company and provides legal services to Mr. Tice from time to time.

     Mr. Clayton loaned the Company $130,000 at an interest rate of 10% per annum and converted the principal and interest through December 15, 1996 into 44,990 Common Shares of the Company at a rate of $3.00 per share.

Meetings and Committees of the Board of Directors
-------------------------------------------------

     The Board of Directors held a total of six meetings during the fiscal year ending March 31, 1998. William Tice and Karen Walton attended all meetings. Sarah Sheppeard attended five meetings and Joe Clayton attended three meetings. Members of the Board of Directors are entitled to receive directors fees of $500 for each board meeting attended.

     The Company's Bylaws authorize the Board of Directors to appoint among its members one or more committees composed of two or more directors. The Board of Directors has appointed an Employee Stock Option Committee. The committee currently consists of William A. Tice and Karen A. Walton. Within the limits of the express provisions of the stock option plan, this committee is authorized to determine: (i) which employees of the Company and its Subsidiaries will be the Key Employees to whom awards thereunder shall be granted, (ii) the time or times at which such awards shall be granted, (iii) the form and amount of the awards, and (iv) the limitations, restrictions, and conditions applicable to any such award. The committee held one meeting during the fiscal year ending March 31, 1998 which was attended by both members of the committee. The Company does not currently have an audit, nominating, or compensation committee. The full board performs these functions.

Executive Compensation

     The following table sets forth the compensation of the President (the Chief Executive Officer) for the fiscal years ending March 31, 1998, 1997, and 1996.

                           Summary Compensation Table
                           --------------------------

                                           Annual Compensation
                                         -------------------------
         Name and                                                           Other Annual
     Principal Position         Year     Salary ($)(1)     Bonus ($)     Compensation ($)(2)
---------------------------     ----     -------------     ---------     -------------------
William A. Tice, President,     1998        130,000           -0-              30,319
Chief Executive Officer         1997        105,000           -0-              58,097
                                1996         75,000           -0-              29,600

(1) The 1998 salary includes $25,000 of accrued payroll that will be either paid or converted to a note payable as subordinate debt in the current fiscal year as cash flow permits.

(2) Other annual compensation includes life insurance premiums on split dollar (for 1998, $15,602; for 1997, $46,228; and for 1996, $17,780), regular life insurance (for 1998, $9,695; for 1997, $9,695; and for 1996 $9,695), health insurance premiums (for 1998, $2,022; for 1997, $1,274; and for 1996,
     $2,125), and 401(k) Plan match (for 1998, $3,000; and for 1997, $900) which is the same percentage of employer contribution match offered to other employees. The Company provides Mr. Tice with the use of a 1989 Mercedes 420 SEL; he pays the expenses of operation. Mr. Tice also received interest on certain notes reflecting funds loaned to TES as subordinate debt.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     William A. Tice, President, a director, the controlling shareholder, and an employee of the Company made recommendations to the board of directors with respect to executive and director compensation and then participated in deliberations concerning executive officer compensation. Determination of executive compensation is based on the prior year compensation and performance and current year cash flows and performance and may be adjusted semi-annually to reflect improvements in performance.

Performance Graph
-----------------

     The following table and line graph compare cumulative total shareholder returns for the eight month period ended March 31, 1998 for (i) the Company's Common Shares; (ii) the Nasdaq Composite Index; and (iii) the Nasdaq Industrial Index. The graph assumes an investment of $100 on August 30, 1997. The calculation of cumulative shareholder return on the Company's Common Shares does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

                          Tice                               Nasdaq
                       Technology          Nasdaq          Industrial
($100 Investment)        OTC BB       Composite Index        Index
-------------------------------------------------------------------------
8/29/97                       100.00            100.00             100.00
-------------------------------------------------------------------------
9/29/97                       140.00            106.78             106.93
-------------------------------------------------------------------------
10/30/97                      280.00             98.94              97.38
-------------------------------------------------------------------------
11/28/97                      240.00            100.83              97.40
-------------------------------------------------------------------------
12/29/97                      290.00             96.86              92.61
-------------------------------------------------------------------------
1/29/98                       220.00            102.03              94.74
-------------------------------------------------------------------------
2/27/98                       210.00            111.54             102.43
-------------------------------------------------------------------------
3/30/98                       200.00            115.65             106.49
-------------------------------------------------------------------------


                       [Performance graph appears here.]

                                    ITEM 2.
            PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK OPTION PLAN

     The Company currently has one stock option plan which was adopted by the Board of Directors on August 1, 1997 (the "1997 Plan"). Stockholder approval of the 1997 Plan was not required. The eligible persons under the 1997 plan are key employees of the Company and entities with respect to which the Company directly or indirectly controls 50% or more of the combined voting power. Under the 1997 Plan, options to purchase up to 54,750 Common Shares of the Company may be granted. The exercise price of each Stock Option is $1.00 per share. If any option terminates or expires without having been exercised in full, shares not issued under such option will become available for reissuance under the 1997 Plan. As of March 31, 1998, 28,459 Common Shares had been issued upon exercise of options granted under the 1997 Plan, options to acquire 15,291 Common Shares were outstanding, and options to purchase 11,000 Common Shares which had not been granted remained. The 1997 Plan is scheduled to expire on July 31, 1999.

     The Board of Directors has approved the Company's 1998 Stock Option Plan, subject to approval by the Company's shareholders at the Meeting. The full text of the 1998 Plan is included as "Exhibit A" to this Proxy Statement. The Board of Directors believes that it is in the best interests of the Company to adopt the 1998 Plan. Accordingly, the Board of Directors recommends a vote "FOR" the proposal to approve the 1998 Plan.

General
-------

     The purpose of the 1998 Plan is to attract, retain, and motivate employees, non-employee members of the Board of Directors, and independent contractors by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's shareholders. Currently, the Company has 22 employees and two non-employee members of the Board of Directors, all of whom could be eligible to receive options. Specific grants have not been determined. The 1998 Plan provides for the grant of options to acquire Common Shares of the Company ("Options"). The 1998 Plan is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Common Shares. To the extent permitted by applicable law and the rules and regulations of any stock exchange on which the Company's shares are traded or reported, the Company may issue any other options, warrants, or awards other than pursuant to the 1998 Plan without shareholder approval.

Shares Subject to the Plan
--------------------------

     Options to purchase a maximum of 100,000 Common Shares of the Company may be granted under the 1998 Plan. If any Option terminates or expires without having been exercised in full, Shares not issued under such Option will again be available for the purposes of the 1998 Plan. If any change is made in the shares subject to the 1998 Plan or subject to any Option granted under the 1998 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the 1998 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the 1998 Plan and the number of shares and exercise price per share subject to outstanding Options. As of August 14, 1998, there were no Options outstanding under the 1998 Plan.

Eligibility and Administration
------------------------------

     Options may be granted pursuant to the 1998 Plan only to persons ("Eligible Persons") who at the time of grant are either (i) employees (including officers and directors) of the Company or its subsidiaries, (ii) non-employee members of the Board of Directors, or (iii) independent contractors providing services to the Company. Options granted pursuant to the 1998 Plan may be incentive stock options or non-qualified stock options. Options that are incentive stock options may be granted only to employees of the Company. To the extent that granted Options are incentive stock options, the terms and conditions of those Options will be consistent with the qualification requirements set forth in the Internal Revenue Code.

     The Board of Directors administers the 1998 Plan, except that the Board of Directors may delegate its authority and duties under the 1998 Plan (other than the power to amend the Plan) to one or more committees appointed by the Board of Directors. The Board of Directors and any committee that has been delegated authority to administer the 1998 Plan are each referred to as a "Plan Administrator." The power to administer the 1998 Plan with respect to the Company's directors, executive officers, and persons who own 10% or more of the Company's issued and outstanding shares ("Affiliates") is vested exclusively with the Board of Directors or a committee comprised solely of two or more non-employee directors. The power to administer the 1998 Plan with respect to the remaining Eligible Persons is vested with the Board of Directors or with a committee of one or more directors appointed by the Board of Directors. Each Plan Administrator determines (i) which of the Eligible Persons in its group will be granted Options; (ii) the amount and timing of the grant of such Options; (iii) vesting conditions, providing that no vesting period may be less than one year; and (iv) such other terms and conditions as may be imposed by the Plan Administrator consistent with the 1998 Plan.

Terms and Conditions of Options
-------------------------------

     Each Plan Administer will determine the expiration date, maximum number of shares purchasable, and the other provisions of the Options at the time of grant. No Eligible Person may receive options for more than 25,000 Common Shares pursuant to the 1998 Plan in any one-year period. No Option may be granted for a term in excess of 10 years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon the grant of the Options, except that Options granted under the 1998 Plan may not have a vesting period of less than one year after the date of the grant. All outstanding Options not yet granted under the 1998 Plan will automatically terminate upon completion of a merger or consolidation in which the Company is not the surviving corporation.

     Although each Plan Administrator will determine the exercise price of Options at the time of grant, the exercise price of all Options granted under the 1998 Plan may not be less than 100% of the fair market value of the underlying Common Shares at the time of the grant (110% of the fair market value of the underlying Common Shares if the Options are intended to be Incentive Stock Options and are granted to a shareholder who at the time of the grant owns or is deemed to own shares possessing more than 10% of the total combined voting power of all classes of shares of the Company).

     To exercise an Option, the option holder will be required to deliver to the Company full payment of the exercise price for the shares as to which the Option is being exercised. Generally, options can be exercised by delivery of cash, check, or Common Shares of the Company.

Transferability of Options; Termination of Employment
-----------------------------------------------------

     Except as otherwise allowed by the Plan Administrator, Options granted under the 1998 Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the holder and, during the lifetime of the holder, are exercisable only by such holder. The Plan Administrator will determine the terms and conditions under which Options may be exercised following the termination of the holder's relationship with the Company. Incentive Stock Options, however, may not be exercisable at any time after the date that is (a) three months after termination of the holder's employment for
reasons other than death or disability, or (b)   one year after termination due
to death or disability.

No Affiliate Repricing Without Shareholder Approval
---------------------------------------------------

     The Company may not cancel any Options granted to Affiliates under the 1998 Plan and grant, in place of the canceled Options, new Options with a lower exercise price (a "repricing") unless the repricing is approved by the Company's shareholders within 12 months of the date of repricing.

Duration and Modification
-------------------------

     The 1998 Plan will remain in effect until August 13, 2008. The Board of Directors of the Company may at any time suspend, amend, or terminate the 1998 Plan, except that without the approval of the Company's shareholders, the Board of Directors may not (a) make any amendments for which shareholder approval is required to comply with Section 162(m) or Section 422 of the Internal Revenue Code, the rules and regulation of any stock exchange on which the Company's shares are traded or reported, or state and federal securities law rules and regulations; (b) increase the maximum number of Common Shares subject to the 1998 Plan (except in the case of certain organic changes to the Company); (c) reduce the exercise price for which any outstanding Options may be exercised below the fair market value on the date of grant; or (d) allow repricing of Options.

Federal Income Tax Consequences
-------------------------------

     Certain Options granted under the 1998 Plan will be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted or when that option is exercised.

The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price, however, generally will be treated as an item of preference in computing the alternate minimum taxable income of the option holder. If an option holder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the Option or one year of the date the shares were transferred to the option holder, any gain realized upon disposition will be taxable to the option holder as a capital gain. If the option holder does not satisfy the applicable holding periods, however, the difference between the exercise price and the fair market value of the shares on the date of exercise of the Option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the exercise price paid. The Company will be entitled to a tax deduction only to the extent that the option holder has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

Ratification by Shareholders of the 1998 Plan
---------------------------------------------

     Approval of the 1998 Plan will require the affirmative vote of the holders of a majority of the outstanding Common Shares and Class B Common Shares of the Company present in person or by proxy at the Meeting. Upon approval of the 1998 Plan by the Company's shareholders, any Options granted pursuant to the 1998 Plan prior to shareholder approval will remain valid and unchanged. In the event that the proposal to approve the 1998 Plan is not approved by the shareholders of the Company at the Meeting, any Options granted pursuant to the 1998 Plan will automatically terminate and be forfeited to the same extent and with the same effect as though the 1998 Plan had never been adopted, and the Company will not make any further grants of Options under the 1998 Plan.

                                    ITEM 3.
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 1999 pending receipt of an audit engagement letter and an acceptable quote for auditing fees comparable to that of the previous year. The Board recommends that shareholders vote in favor of the ratification of such appointment. In the event the auditing fees quoted are not acceptable or the engagement is not completed for some other reason, the Board of Directors may appoint an alternate firm for the year end audit without further shareholder approval. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     The Board recommends that the shareholders vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

PROPOSALS OF SHAREHOLDERS FOR THE 1999 ANNUAL MEETING

     Proposals by shareholders intended to be presented for action at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 6711 Maynardville Highway, Knoxville, TN 37918, not later than March 31, 1999. It is suggested that such proposals be submitted by Certified Mail - Return Receipt Requested.

OTHER MATTERS

     The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                    Dated:  August 31, 1998

                                   Exhibit A
                             TICE TECHNOLOGY, INC.
                             1998 STOCK OPTION PLAN

  1. Purpose. The purpose of this 1998 Stock Option Plan (the "Plan") is to attract, retain and motivate employees, independent contractors and non-employee board members by providing them with the opportunity to acquire a proprietary interest in Tice Technology, Inc. (the "Company") and to link their interests and efforts to the long-term interests of the Company's shareholders.

     2.   Plan Administration
          -------------------

          2.1 In General. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in Section 11, the Board, in its sole discretion, may delegate its authority and duties under the Plan to one or more committees appointed by the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator". Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to options granted under the Plan, including selection of the individuals to be granted options, the type of options granted, the number of shares of the Company's Common Shares ("Common Shares") subject to an option, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an option. Notwithstanding the foregoing, no options granted under the Plan shall have a vesting period of less than one year from the date of the grant. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final and conclusive.

          2.2 Rule 16b-3 and Code Section 162(m). Notwithstanding any provision of this plan to the contrary, only the Board or a committee composed solely of two or more Non-Employee

Directors, may make determinations regarding grants of options to officers, directors and 10% shareholders of the Company ("Affiliates"). ("Non-Employee Directors" has the same meaning as in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended). The Plan Administrator shall have the authority and discretion to determine the extent to which option grants will conform to the requirements of Section 162(m) Internal Revenue Code of 1986, as amended (the "Code"), and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate to conform to such requirements.

     3. Eligibility. Any employee of the Company (the term "employee" shall include a person who has signed an agreement to become an employee) shall be eligible to receive Incentive Stock Options and/or Nonqualified Stock Options
(as such terms are defined in Section 5.1).   An independent contractor or non-
employee board member shall be eligible to receive only Nonqualified Stock Options. For purposes of this Section 3, "Company" includes any parent or subsidiary of the Company as defined in Section 424 of the Code.

     4.   Shares Subject to the Plan
          --------------------------

          4.1 Number and Source. The shares offered under the Plan shall be Common Shares and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine. Any shares subject to an option granted under the Plan that is forfeited, terminated or canceled shall again be available for the granting of options under the Plan. Subject to adjustment as provided in
Section 4.2, the aggregate number of Common Shares that may be issued under the Plan shall not exceed 100,000. The aggregate number of Common Shares that may be covered by options granted to any one individual in any year shall not exceed 25,000.

          4.2 Capital Adjustments. The aggregate numbers and type of shares available for options under the Plan, the maximum number and type of shares that may be subject to options to any individual under the Plan, the number and kind of shares covered by each outstanding option, and the exercise price per share for stock options outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from any split-up, combination or exchange of shares consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

          4.3 Mergers, Etc. If the Company is the surviving corporation in any merger or consolidation, any option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of Common Shares subject to the option would have been entitled prior to the merger or consolidation. A dissolution or liquidation of the Company shall cause every option outstanding under this Plan to terminate. A merger or consolidation in which the Company is not the surviving corporation shall also cause every option outstanding under this Plan to terminate, but each option holder shall have the right, immediately prior to such merger or consolidation in which the Company is not a surviving corporation, to exercise vested options in whole or in part, subject to the other provisions of this Plan and the applicable option agreement.

     5.   Stock Options
          -------------

          5.1 Grant. The Plan Administrator may grant stock options, designated as either "Incentive Stock Options" which comply with the provisions of Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options". The price at which shares may be purchased upon exercise of a particular option shall be determined by the Plan Administrator; however, the exercise price of any Stock Options shall not be less than 100% of the Fair Market Value of such shares on the date such option is granted (110% if options are intended to be Incentive Stock Options and are granted to a shareholder who at the time the option is granted owns or is deemed to own shares possessing more than 10% of the total combined voting power of all classes of Common Shares of the Company). For purposes of the Plan, "Fair Market Value" shall be (i) if the Common Shares are listed on a national exchange, the simple average of the high and low prices in trading of a Common Share as reported by sources deemed reliable by the Plan Administrator, on such exchange on the date on which the option is granted (or if there shall be no trading on such date, then on the first previous date on which there shall have been trading); (ii) if the Common Shares are not listed on a national exchange, but are traded in the over-the-counter market, the average of the high and low prices on that date on which the option is granted (or if there shall be no trading on such date, then on the first previous date in which there shall have been trading); or (iii) if the Common Shares are neither listed on a national exchange or traded in the over-the-counter market, as determined in good faith by the Plan Administrator based upon an appraisal or in accordance with the applicable provisions of section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations. The Plan Administrator shall set the term of each stock option, but no stock option shall be exercisable more than 10 years after the date such option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Shares with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option Plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code) such options shall be treated as Nonqualified Stock Options. An option holder and the Plan Administrator can agree at any time to convert an Incentive Stock Option to a Nonqualified Stock Option.

          5.2 No Repricing Without Shareholder Approval. No Stock Options granted to Affiliates may be repriced without the approval of the shareholders of the Company ("Repricing") within 12 months of such repricing. Shareholders approval shall be evidenced by the affirmative vote of the holders of the majority of the outstanding Common Shares and Class B Common Shares of the Company present in person or by proxy and voting at the meeting. For purposes of this agreement, "Repricing" shall mean that situation in which new options are issued to an option holder in place of canceled options and which would be reportable in the repricing table of the annual proxy.

          5.3 Individual Stock Option Agreements. Options granted under the Plan shall be evidenced by option agreements in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. The option agreements may contain other provisions or conditions as the Plan

Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

     6.   Option Exercise
          ---------------

          6.1 Precondition to Share Issuance. No shares shall be delivered pursuant to the exercise of any stock option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Plan Administrator to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or shares as provided in Section 6.2) is received by the Company. No holder of an option, or legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option or right unless and until such shares are issued. No option may at any time be exercised with respect to a fractional share. If the Options are intended to be Incentive Stock Options, except as described in paragraph 9 of this Plan, the holder of the Option must remain an employee at all times from grant to exercise of the Options.

          6.2 Form of Payment. At the discretion of the Plan Administrator, an option holder may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below), (c) any combination of the above, or (d) such other means as the Plan Administrator may approve. Any option holder who owns Common Shares may use such shares, the value of which shall be as the Fair Market Value on the date the stock option is exercised, as a form of payment to exercise stock options under the Plan. The Plan Administrator, in its discretion, may restrict or rescind the right to use stock-for-stock payment. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole Common Shares having a Fair Market Value equal to or less than the aggregate exercise price. The Plan Administrator may permit an option holder to elect to pay the exercise price of a stock option by authorizing a third party to sell Common Shares (or a sufficient portion of the shares) acquired upon exercise of the stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price plus any tax withholding resulting from such exercise. If an option is exercised by surrender of shares having a Fair Market Value less than the aggregate exercise price, the option holder must pay the difference in cash.

     7. Transferability. Any Incentive Stock Option granted under the Plan shall, during the recipient's lifetime, be exercisable only by such recipient and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, a Nonqualified Stock Option granted under the Plan or any of the rights and privileges conferred thereby shall not be assignable or transferable by the option holder other than by will or the laws of descent and distribution and such option shall be exercisable during the option holder's lifetime only by the option holder.

     8. Withholding Taxes; Other Deductions. The Company shall have the right to deduct from any settlement of an option granted under the Plan, including the delivery or vesting of shares, (a) an amount sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any amounts due from the recipient of such option to the Company or to any subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations.

     9. Termination of Services. The terms and conditions under which an option may be exercised following termination of an option holder's employment or independent contractor relationship with the Company shall be determined by the Plan Administrator; provided, however, that Incentive Stock Options shall not be exercisable at any time after the date that is (a) three months after termination of employment, unless due to death or Disability (as defined in Section 22 (e) (3) of the Code; and (b) one year after termination of employment due to death or Disability.

     10. Term of the Plan. The Plan shall become effective as of August 14, 1998, and shall remain in full force and effect through August 13, 2008, unless sooner terminated by the Board. After the Plan is terminated, no future options may be granted, but options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

     11. Plan Amendment. The Board may amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without the approval of the Company's shareholders if such approval is: (a) required to comply with
Section 422 of the Code with respect to Incentive Stock options; (b) required for purposes of Section 162 (m) of the Code; (c) required to comply with the rules and regulations of any stock exchange on which the Company's shares are traded or reported; (d) required to comply with SEC or state rules and regulations; (e) to increase the number of shares available for issuance under the Plan; (f) to reduce the minimum exercise price of an option below Fair Market Value on the date of grant; or (g) to allow Repricings without shareholder approval. This Plan was unanimously adopted by the Board of Directors on August 14, 1998.

     12. Approval by Shareholders. The Plan shall be submitted to the shareholders of the Company for their approval at a regular meeting to be held within 12 months after the adoption of the Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holder of a majority of the outstanding Common Shares and Class B Common Shares of the Company present in person or by proxy and voting in the meeting.

                             TICE TECHNOLOGY, INC.
                      1998 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Tice Technology, Inc., a Delaware Corporation (the "Company"), entitled to vote at the Annual Meeting of Shareholders, hereby constitutes and appoints WILLIAM A. TICE and KAREN A. WALTON, and each of them, attorneys and proxies, with power of substitution, to vote all of the Common Shares of the Company held of record in the name of the undersigned at the close of business on August 14, 1998 at the Annual Meeting of Shareholders of Tice Technology, Inc. to be held on September 24, 1998, at 10:00 a.m. at the Fountain City Lions Club Hall, 5345 North Broadway, Knoxville, Tennessee or at any postponement or adjournment thereof, in accordance with the Notice and Proxy Statement received, for the election of directors and other matters described therein and as may properly come before the meeting.

     The undersigned hereby ratifies and confirms any and all acts and things that said Proxy may do and cause to be done in the premises, whether at said meeting or at any change, adjournment, and continuation thereof, and hereby revokes all prior proxies heretofore executed.

1.   ELECTION OF DIRECTORS:
     William A. Tice,  Karen A. Walton,  Sarah Y. Sheppeard,  Billie Joe Clayton
     [_] Vote FOR all nominees listed above            [_] WITHHOLD authority
         (except as indicated to the contrary below*)      to vote for ALL
                                                           nominees above

*Instructions: To withhold authority to vote for any individual nominee, place a check by "FOR" above and mark through the nominee's name.

If you check WITHHOLD, none of the listed nominees or write-ins will be voted for by this proxy.

2.   PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK OPTION PLAN.
     [_] FOR     [_] AGAINST      [_] ABSTAIN

     This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

3. PROPOSAL TO RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING MARCH 31, 1999.
     [_] FOR     [_] AGAINST      [_] ABSTAIN

4. To act upon such other matters as may properly come before the meeting or any postponement or adjournments hereof.

     This proxy, when properly executed, will be voted in accordance with the specifications indicated; but, if no indication is made, it will be voted FOR Proposals 1, 2 and 3. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS. THE SECRETARY KNOWS OF NO OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING. However, if any other matters properly come before the meeting, it is expected that the shareholders will vote on such matters in their discretion.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                              __________________________________________________
                              Shareholder Signature             Date

                              __________________________________________________
                              Signature, if held jointly        Date

Note: Please mark, sign, date and return the proxy promptly using the enclosed envelope. This proxy must be signed exactly as the name or names appearing on the label. If you are signing as a trustee, executor or in any capacity other than as an individual, please so indicate. Votes must be indicated (x) in Black or Blue ink.